As filed with the Securities and Exchange Commission on June 28, 2001

                                                   Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             IDX SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Vermont                                           03-0222230
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

40 IDX Drive, P.O. Box 1070, South Burlington, Vermont       05403
(Address of Principal Executive Offices)                   (Zip Code)

                             1995 STOCK OPTION PLAN
                         1995 DIRECTOR STOCK OPTION PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                           RESTRICTED STOCK AGREEMENT
                            (Full Title of the Plan)

                               Richard E. Tarrant
                      Chief Executive Officer and Director
                             IDX Systems Corporation
                                  40 IDX Drive
                         South Burlington, Vermont 05403
                     (Name and Address of Agent for Service)

                                 (802) 862-1022
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

     Robert W. Baker, Jr.                         Virginia K. Kapner, Esq.
Vice President and General Counsel                   Hale and Dorr LLP
    IDX Systems Corporation                           60 State Street
        40 IDX Drive                            Boston, Massachusetts 02109
        P.O. Box 1070                                 (617) 526-6000
South Burlington, Vermont 05403
       (802) 862-1022
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of       Amount              Proposed Maximum  Proposed Maximum Amount of
Securities to  to be               Offering Price    Aggregate        Registra-
be Registered  Registered          Per Share         Offering Price   tion Fee
-------------  ----------          ----------------  ---------------- ----------
--------------------------------------------------------------------------------
Common         4,780,000 shares(1) $16.64 (2)        $79,539,200 (2)  $19,884.00
Stock,
$.01 par
value
--------------------------------------------------------------------------------
Common           115,000 shares(3)   $.01                 $1,150            $.29
Stock,
$.01 par
value
--------------------------------------------------------------------------------

(1) Consists of (i) 4,000,000 shares issuable under the 1995 Stock Option Plan; (ii) 80,000 shares issuable under the 1995 Director Stock Option Plan; and (iii) 700,000 shares issuable under the 1995 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 21, 2001.

(3) Consists of shares issuable pursuant to an Employment, Noncompetition and Nondisclosure Agreement between the Registrant and Lawrence Krassner.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1.  PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so


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modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Robert W. Baker, Jr., Vice President and General Counsel to the registrant, has opined as to the legality of the securities being offered by this registration statement. Mr. Baker holds options to acquire, in the aggregate, 50,321 shares of the registrant's common stock.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 8.50 through 8.58 of the Vermont Business Corporation Act contain provisions governing the indemnification of corporate directors and officers. In general, the statute permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the indemnified individual must have had no reasonable cause to believe his conduct was unlawful and must not be found to have engaged in a reckless or intentional unlawful act. With respect to action or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Indemnification is not permitted with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein.

         Indemnification can be made by a corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Vermont Business Corporation Act. That statutory indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Vermont Business Corporation Act, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The registrant's Bylaws generally allow indemnification of officers and directors to the fullest extent permitted by law.

         The registrant has obtained directors' and officers' liability insurance coverage in an amount of $5,000,000 from Lloyds of London. In addition, the Company has two excess policies, one from National Union Fire Insurance Co. providing $5,000,000 of coverage in excess of the primary insurance from Lloyds of London and one from Lloyds of London providing $2,500,000 of coverage in excess of the other two policies.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

        1 ITEM 512(A) OF REGULATION S-K. The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2 ITEM 512(B) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3 ITEM 512(H) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South Burlington, State of Vermont on June 27, 2001.

                            IDX SYSTEMS CORPORATION


                            By: /s/ RICHARD E. TARRANT
                                ------------------------------------------------
                                Richard E. Tarrant
                                Chief Executive Officer and Director


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of IDX Systems Corporation, hereby severally constitute and appoint Richard E. Tarrant, John A. Kane and Robert W. Baker, Jr., Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable IDX Systems Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                            Date
---------                       -----                            ----



/S/ RICHARD E. TARRANT          Chief Executive Officer and      June 27, 2001
----------------------------    Director (Principal executive
Richard E. Tarrant              officer)


/S/ JOHN A. KANE                Vice President, Finance and      June 27, 2001
----------------------------    Administration, Chief Financial
John A. Kane                    Officer and Treasurer (Principal
                                financial officer and accounting
                                officer)


/S/ ROBERT H. HOEHL
----------------------------    Director                         June 27, 2001
Robert H. Hoehl


/S/ STUART H. ALTMAN, PH.D.
----------------------------    Director                         June 27, 2001
Stuart H. Altman, Ph.D.


/S/ MARK F. WHEELER
---------------------------     Director                         June 27, 2001
Mark F. Wheeler


/S/ FRANK T. SAMPLE
---------------------------     Director                         June 27, 2001
Frank T. Sample


/S/ ALLEN MARTIN
---------------------------     Director                         June 27, 2001
Allen Martin


/S/ HENRY M. TUFO, M.D.
---------------------------     Director                         June 27, 2001
Henry M. Tufo, M.D.


/S/ STEVEN M. LASH
---------------------------     Director                         June 27, 2001
Steven M. Lash

                                  EXHIBIT INDEX


 Exhibit
 Number                             Description


4.1               Second Amended and Restated Articles of Incorporation of
                  Registrant (1)

4.2               Second Amended and Restated By-Laws of the Registrant (1)

5.1* Opinion of Robert W. Baker, Jr., Esq., Vice President and General Counsel to the Registrant

23.1*             Consent of Robert W. Baker, Jr., Esq.(included in Exhibit 5.1)

23.2*             Consent of Ernst & Young LLP

24.1* Power of Attorney (included on the signature page of this Registration Statement)
























------------------------------------------------------------------------------
*        Filed herewith.

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 33-97104, which was originally filed with the Commission on September 19, 1995 and is incorporated herein by reference.

                                                                     Exhibit 5.1



                                                        LEGAL DEPARTMENT
                                                        Telecopier 802 862 6351

                                 June 27, 2001
IDX Systems Corporation
40 IDX Drive
P.O. Box 1070
South Burlington, VT  05403

Ladies and Gentlemen:

         I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 4,895,000 shares of Common Stock, $.01 par value per share (the "Shares"), of IDX Systems Corporation (the "Company"), issuable under the Company's 1995 Director Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Stock Option Plan and the Employment, Noncompetition and Nondisclosure Agreement between the Company and Lawrence Krassner (the "Plans").

         I have examined the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, I am of the opinion that the 4,895,000 shares issuable under the Plans have been duly and validly authorized for issuance and, when issued against payment therefor in accordance with the terms of the Plans will be duly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /S/ ROBERT W. BAKER, JR.

                                        Robert W. Baker, Jr.
                                        General Counsel

                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 4,895,000 shares pertaining to the 1995 Stock Option Plan, the 1995 Director Stock Option Plan, and the 1995 Employee Stock Purchase Plan of IDX Systems Corporation and the Employment, Noncompetition and Nondisclosure Agreement between IDX Systems Corporation and Lawrence Krassner of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Boston, Massachusetts
June 27, 2001